UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     March 30, 2012

MedAssets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     678-323-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 30, 2012, the Nasdaq Stock Market LLC (“Nasdaq”) notified MedAssets, Inc. (the “Company”) that following the resignation of Ms. Samantha Trotman Burman on March 9, 2012 from the Company’s board of directors (the “Board”), the Company no longer complies with Nasdaq’s audit committee requirement to have a minimum of three independent directors on the audit committee as set forth in Nasdaq Listing Rule 5605(c)(2)(a). Currently the Company’s audit committee consists of two independent members.

Consistent with Nasdaq Listing Rule 5605(c)(4), Nasdaq will provide the Company a cure period in order to regain compliance as follows: i) until the earlier of the Company’s next annual shareholders’ meeting or March 9, 2013; or ii) if the next annual shareholders’ meeting is held before September 5, 2012, then the Company must evidence compliance no later than September 5, 2012. The Board is actively considering potential candidates for the vacant audit committee position who would satisfy the independence requirements under the Nasdaq Listing Rules and fully anticipates that the Company will be in compliance with the listing requirements prior to the expiration of the cure period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.

April 2, 2012	By:	/s/ Charles O. Garner
Name: Charles O. Garner
Title: Executive Vice President and Chief Financial Officer